UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 9, 2021
Date of Report (date of earliest event reported)

Corcept Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive, Menlo Park, CA 94025
(Address of Principal Executive Offices) (Zip Code)

(650) 327-3270
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 9, 2021, the Board of Directors (the “Board”) of Corcept Therapeutics Incorporated (the “Company”) elected Joshua M. Murray to serve as a director of the Company and appointed him as a member of the Audit Committee of the Board.
In connection with Mr. Murray's appointment as a director, he will receive cash compensation in the amount of $50,000 per year in accordance with the Company’s current practice for non-employee director compensation. In addition, he will receive cash compensation in the amount of $12,500 per year in accordance with the Company’s current practice for Audit Committee member compensation. In accordance with the Company’s current practice for option grants to new directors, on July 1, 2021, Mr. Murray will be granted an option to purchase 60,000 shares of the Company’s common stock, at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. This option will vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and the remainder vesting ratably on each monthly anniversary thereafter until fully vested, subject to Mr. Murray's continued service. In accordance with the Company’s current practice for annual option grants to non-employee directors, non-employee directors who are reelected at the Company’s annual meeting of the stockholders (the “Annual Meeting”) are each granted an option to purchase 20,000 shares of our common stock that vests over one year at the rate of 8.3334 percent per month from the date of the Annual Meeting until fully vested, subject to the non-employee director’s continued service.
Mr. Murray and the Company have entered into the Company’s standard form of Indemnification Agreement for officers and directors. The Indemnification Agreement requires the Company to indemnify Mr. Murray against certain liabilities which may arise by reason of his service to the Company, or, at its request, another enterprise, to the fullest extent permitted by law. The foregoing description is qualified in its entirety by reference to the form of Indemnification Agreement, which was filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2007.
Item 7.01. Regulation FD Disclosure
On June 10, 2021, the Company issued a press release announcing the appointment of Mr. Murray. The press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibits No.	Description
99.1	Press Release of Corcept Therapeutics Incorporated, dated June 10, 2021
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date:	June 10, 2021	By:	/s/ Atabak Mokari
Name: Atabak Mokari
Title: Chief Financial Officer and Treasurer